EX‑35.13

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Rd Columbia, MD 21045 Tel: 410 884-2000 Fax: 410 715 2380

J.P. Morgan Chase Commercial Mortgage Securities Corp.

270 Park Avenue,

New York, NY 10017

RE:  Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the Miracle Mile Shops Whole Loan (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014 (the “reporting period”):

(a)     A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)     To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 20, 2015

/s/ Brian Smith

Brian Smith

Vice President

.

To:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of  November 1, 2013 by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, relating to the Series COMM 2013-CCRE12  Commercial Mortgage Pass-Through Certificates relating to the Miracle Mile Shops Whole Loan, a pari passu portion of which is included in the Series JPMCC 2013-C16 Commercial Mortgage Pass-Through Certificates transaction.

To:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable